                                                                    EXHIBIT 10.1





                               THIRD AMENDMENT TO

                              AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT


                                      AMONG


                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                     LASALLE BANK NATIONAL ASSOCIATION, AND
                               FIRSTAR BANK, N. A.

                          DATED AS OF JANUARY 25, 2000

                     THIRD AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


     THIS THIRD AMENDMENT to AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Third Amendment") entered into as of this 10th day of May, 2001, is intended to amend the terms of the Amended and Restated Revolving Credit Agreement (the "Agreement") dated as of the 25th day of January, 2000, as previously amended, among AMERITRADE HOLDING CORPORATION, a Delaware corporation having its principal place of business at 4211 South 102nd Street, Omaha, Nebraska 68127 (the "Borrower"); FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("Agent" or "FNB-O"); HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation having its principal place of business at 111 W. Monroe Street, Chicago, Illinois 60603 ("Harris"); LASALLE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603 ("LaSalle"); and FIRSTAR BANK, N. A. (formerly known as FIRSTAR BANK MISSOURI, NATIONAL ASSOCIATION, formerly known as MERCANTILE BANK NATIONAL ASSOCIATION), a national banking association having its principal place of business at One Firstar Center, 7th and Washington TRAM 12-3, St. Louis, Missouri 63101 ("Firstar"). All terms and conditions of the Agreement shall remain in full force and effect except as expressly amended herein. All capitalized terms used but not otherwise defined herein shall have the respective meanings prescribed in the Agreement.

     WHEREAS, the Borrower has requested a waiver of certain covenants of the Agreement and the Revolving Lenders have executed a Waiver Agreement dated as of April 30, 2001, subject to the execution of this Third Amendment and related amendments to the Pledge Agreement (together, the "Amendments");

     WHEREAS, the Revolving Lenders and the Borrower have agreed to reduce the Base Revolving Credit Facility; and

     WHEREAS, the Borrower has agreed to pledge additional NITE Stock to the collateral package;

     NOW, THEREFORE, the parties hereby agree that as of the date hereof:

1. The following definitions in Section I of the Agreement are hereby amended to read as follows:

     Collateral:    All personal property of the Borrower described in the
                    Security Agreement and the Pledge Agreement, whether now owned or hereafter acquired, including, without limitation:



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
                    (a) all of the Borrower's stock in any present or future subsidiary, including without limitation, Advanced Clearing, Inc., Ameritrade (Inc.), and Accutrade, Inc.;

                    (b) all of the Borrower's interest in the Pledged NITE Stock (as that term is defined in the Pledge Agreement), including any additional Pledged NITE Stock required to be delivered pursuant to the terms of the Pledge Agreement;

                    (c) all of the Borrower's accounts, accounts receivable, chattel paper, documents, instruments and other securities (excluding NITE Stock other than the Pledged NITE Stock), goods, inventory, letter of credit rights, equipment, furniture and fixtures, general intangibles, contract rights, computer, data processing, hardware and software licenses, books and records; and

                    (d) all proceeds and products of the foregoing.

     NITE
     Stock: The common stock, or any securities exchanged for the common stock, of Knight Trading Group, Inc. (formerly Knight/Trimark Group, Inc.)

2.   Section 2.1 of the Agreement is hereby amended to read as follows:


     2.1 Revolving Credit. Until December 31, 2001, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed the amount shown below (the "Base Revolving Credit Facility") to the Borrower on a revolving credit basis.

          Such Advances shall be made on a pro rata basis by the Revolving Lenders, based on the following maximum Advance limits and applicable percentages for each Revolving Lender: (i) as to FNB-O, $17,333,340 (28.8889%);
(ii) as to Harris, $13,333,320 (22.2222%); (iii) as to Firstar, $16,000,020
(26.6667%); (iv) as to LaSalle, $13,333,320 (22.2222%); provided, however, that each Revolving Lender's Commitment is several and not joint or joint and several.

     The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Principal Loan Amount would exceed the least of (w) the then current Base Revolving Credit Facility, or (x) one and one-half (1 1/2) times the Borrower's Annualized Modified Cash Flow, or (y) the number of Core Retail Accounts times $200, or (z) seventy percent (70%) of the then current fair market value of the Pledged NITE Stock, determined in each case after giving effect to the requested Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, or if the Borrower's representations and warranties cease to be true and correct in all material respects at the time of the requested Advance. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests



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shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes.

3.   Section 2.2(a) of the Agreement is hereby amended to read as follows:

     2.2 Revolving Credit Fees.

     (a) The Borrower shall pay to the Revolving Lenders a commitment fee equal to 1/2 of 1% (.005) of the average unused facility, payable quarterly in arrears. Such fee shall be paid to the Agent and based on the average unused portion of the revolving credit commitment during the applicable quarter. FNB-O shall distribute to each Revolving Lender its pro rata share of such fees based on the maximum Advance limits set forth above.

4.   Section 2.3 of the Agreement is hereby amended to read as follows:

     2.3 Interest on Revolving Credit. Interest shall accrue on the Principal Loan Amount outstanding from time to time at a variable rate per annum (the "Revolving Credit Rate") equal to the greater of (a) the Base Rate minus 1/4 of 1% (.0025), or (b) the LIBOR Rate plus 2.00%. Such rate shall fluctuate monthly based on changes in such rates on the first business day of each month. All interest under the Notes shall accrue based on a year of 360 days, and for actual days elapsed. Interest shall be due no later than the tenth day of each month. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred and is continuing, interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate per annum equal to the Default Rate.

5.   Section 4.24 of the Agreement is hereby amended to read as follows:

     4.24 Cumulative Pre-Tax Earnings (Losses). The Borrower shall not incur net income prior to taxes less than (or net losses prior to taxes more than) the amounts shown below, such income (or losses) to be calculated for the quarters ending on or before March 31, 2001, on a cumulative basis during the Borrower's fiscal year, and for the quarters ending after March 31, 2001, for the respective fiscal quarter on a stand-alone (i.e., non-cumulative) basis as indicated:

Fiscal Year Ending        Fiscal Quarter Ending       Net Income (or Loss) Before Taxes
------------------        ---------------------       ---------------------------------
    9/30/00                     12/31/99              ($80,000,000)  (cumulative)
                                 3/31/00             ($115,000,000)  (cumulative)
                                 6/30/00              ($75,000,000)  (cumulative)
                                 9/30/00              ($60,000,000)  (cumulative)

    9/30/01                     12/31/00              ($35,000,000)  (waived)
                                 3/31/01              ($20,000,000)  (waived)
                                 6/30/01                 ($500,000)  (single quarter)
                                 9/30/01               $15,000,000   (single quarter)

in each case as tested at the end of each fiscal quarter.


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6.   The following Section 6.1(m) is hereby added to the Agreement:

     (m) The Principal Amount Outstanding shall exceed eighty percent (80%) of the fair market value of the Pledged NITE Stock and such excess shall continue for more than two Business Days, as set forth in Section 4.3 of the Pledge Agreement.

7. The first sentence of Section 6.2 of the Agreement is hereby amended to read as follows:

          If an Event of Default occurs and is continuing, upon the election of the Requisite Revolving Lenders, the entire unpaid principal amount under the Notes, together with interest accrued thereon, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, the Commitments of the Revolving Lenders hereunder shall terminate, and the Revolving Lenders may exercise their rights under the other Operative Documents or the Notes, including, without limitation, under the Security Agreement and the Pledge Agreement.

8.   Section 7.1 of the Agreement is hereby amended to read as follows:

     7.1 FNB-O as Servicer. FNB-O will act as sole servicer of the loans evidenced by the Notes. For purposes of this Article VII, the term Event of Default means any Event of Default hereunder. FNB-O will enforce, administer and otherwise deal with the loans made by the Revolving Lenders in accordance with safe and prudent banking standards employed by FNB-O in the case of the loan made by FNB-O. Without limiting the generality of the foregoing, FNB-O will, on its own behalf and on behalf of the Revolving Lenders: (i) maintain originals of the Operative Documents (excluding the Notes); (ii) receive requests for Advances from the Borrower, promptly transmit the same to the Revolving Lenders and make such Advances on behalf of the Revolving Lenders (provided that FNB-O is assured of reimbursement therefor by the other Revolving Lenders for their pro rata shares); (iii) receive payments and prepayments from the Borrower and apply such payments as provided in Section 7.2; (iv) receive notices from the Borrower and send copies thereof to the Revolving Lenders if FNB-O has reasonable cause to believe that such Revolving Lenders have not received such notice from another source; and (v) advise the Revolving Lenders of the occurrence of any Event of Default which FNB-O obtains actual knowledge of. The Revolving Lenders agree not to attempt to take any action against the Borrower under the Operative Documents or the Notes, or with respect to the indebtedness evidenced thereby without FNB-O's consent unless the Requisite Revolving Lenders shall have requested FNB-O to take specific action against the Borrower and FNB-O shall have failed to do so within a reasonable period after receipt of such request. All actions, consents, waivers and approvals by the Revolving Lenders shall be deemed taken or given and amendments hereto deemed agreed to if the Requisite Revolving Lenders shall have indicated their consent thereto. Notwithstanding the foregoing, approval of a Revolving Lender shall be required for: (i) any reduction or compromise of the principal loan amount of any Note held by such Lender, the amount or rate of interest accrued or accruing



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

  thereon or the fees due hereunder; and (ii) extension of the date of any scheduled payment under such Note; and unanimous consent of all the Revolving Lenders shall be required for (iii) permitting the sale of or releasing the security interest of the Revolving Lenders in (x) any stock held in Subsidiaries or (y) other Collateral which comprises more than ten percent (10%) of net book value of fixed assets of the Borrower; and (iv) any amendment of Sections 7.1 or 7.2 hereof. A Revolving Lender's commitment hereunder may not be increased without the consent of such Revolving Lender, it being understood, however, that increases in the total revolving credit facility hereunder may be made with the consent of the Requisite Revolving Lenders, so long as such increase does not result in the increase of any non-consenting Revolving Lender's commitment hereunder.

9. Simultaneously with the execution and delivery of this Third Amendment, the Borrower will execute and deliver to each of the Revolving Lenders a Note, substantially in the form of Attachment A to this Third Amendment, which will reflect the revised commitment of such Revolving Lender. Upon receipt of such new Note each Revolving Lender will cancel and return to the Agent for distribution to the Borrower the cancelled prior note.

10. The drawing certificate attached as Exhibit B to the Agreement is amended to read as shown on Attachment B to this Third Amendment.

11. The compliance certificate attached as Exhibit C to the Agreement is amended to read as shown on Attachment C to this Third Amendment.

12. This Third Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

13. This Third Amendment shall be effective upon receipt by the Agent of counterpart signature pages from each of the parties hereto, and also from the
Borrower:

     (a) the revised Notes specified in Paragraph 7 above,

     (b) a certificate dated as of the effective date of this Third Amendment (the "Effective Date") of an executive officer of the Borrower affirming as of such Effective Date (i) the representations and warranties of the Borrower set forth in the Operative Documents, and (ii) that no Default or Event of Default has occurred and is continuing;

     (c) a certificate of the secretary or assistant secretary of the Borrower that the Amendments have been duly authorized, executed and delivered by the Borrower, such certificate to include a copy of the corporate resolution of the Borrower authorizing the execution of the Amendments;

     (d) UCC-3s reflecting the amended Collateral description and in lieu financing statements, such UCC-3s and in lieu financing statements to be in a form acceptable to the Agent; and

     (e) such other documents and certificates as shall be requested by the Agent to effect the Amendments.



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


     14. Notwithstanding any other provision in the Operative Documents prior to the Effective Date, after the Effective Date all references in the Operative Documents to the Uniform Commercial Code shall mean the Uniform Commercial Code adopted by the State of Nebraska, as amended from time to time.

     15. The Revolving Lenders have previously waived, pursuant to the Waiver Agreement (the "Waiver") dated as of April 30, 2001 among the Borrower, the Agent and the Revolving Lenders, and subject to the execution of the Amendments, certain covenants of the Agreement specified in the Waiver. The Waiver also stated that for purposes of calculating Annualized Modified Cash Flow as of March 31, 2001, the subordinated debt retirement expense in the amount of $62,082,119 which was incurred in the quarter ending March 31, 2001 (the "Subordinated Debt Retirement Expense"), would be excluded. The Agent and the Revolving Lenders hereby confirm that the Subordinated Debt Retirement Expense is excluded for purposes of determining Annualized Modified Cash Flow for the quarter ending March 31, 2001, in determining the maximum Principal Loan Amount permitted under clause (x) of the second paragraph of Section 2.1 of the Agreement as amended by this Third Amendment.

     IN WITNESS WHEREOF, the Borrower and the Revolving Lenders have caused this Third Amendment to Amended and Restated Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.








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

                                        AMERITRADE HOLDING CORPORATION

                                        By:     /s/ John R. MacDonald
                                           -------------------------------------
                                        Title:  Chief Financial Officer
                                             -----------------------------------



                                        FIRST NATIONAL BANK OF OMAHA

                                        By:     /s/ James P. Bonham
                                           -------------------------------------
                                        Title:  Vice President
                                             -----------------------------------


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:

                                             /s/ JRM
                                            -------------
                                            Borrower



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

                                        HARRIS TRUST AND SAVINGS BANK


                                        By:     /s/ Gary R. Shafer
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------




NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:

                                             /s/ JRM
                                            -----------
                                            Borrower












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


                                        FIRSTAR BANK, N.A.



                                        By:    /s/ Joseph L. Sooter, Jr.
                                            ------------------------------------
                                        Title:    Vice President
                                              ----------------------------------






NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


                                             INITIALED:

                                             /s/ JRM
                                             -------
                                             Borrower








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
                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:      /s/ Darren Lemkau
                                           -------------------------------------
                                        Title:   First Vice President
                                              ----------------------------------






NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


                                            INITIALED:

                                             /s/ JRM
                                            ----------
                                            Borrower











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

                            NOTICE OF EFFECTIVE DATE

         Ameritrade Holding Corporation is the borrower (the "Borrower") under that certain Amended and Restated Revolving Credit Agreement (the "Agreement") dated as of January 25, 2000, as previously amended by the First Amendment to Amended and Restated Revolving Credit Agreement and the Second Amendment to Amended and Restated Revolving Credit Agreement, by and among the Borrower; First National Bank of Omaha, as agent (the "Agent") for itself and the other lenders (the "Lenders") named therein; Harris Trust and Savings Bank; LaSalle Bank National Association and Firstar Bank, N.A.

         In connection with the Waiver Agreement (the "Waiver Agreement") dated as of April 30, 2001, by the Agent and the Lenders,

         (a) the Borrower, the Agent and the Lenders have entered into a Third Amendment to Amended and Restated Revolving Credit Agreement (the "Third Amendment") dated as of May 10, 2001, and

         (b) the Borrower and the Agent have entered into a Second Amendment to the Amended and Restated Stock Pledge Agreement (the "Second Amendment") dated as of May 10, 2001.

Certain requirements for the effectiveness of the Third Amendment were not completed until June 20, 2001. The parties to the Second Amendment and the Third Amendment (together, the "Amendments") desire for the effective date of the Amendments to be the same for both Amendments and to avoid any confusion as to such effective dates. Therefore, the parties to the Amendments hereby agree that
(i) notwithstanding the as-of date of May 10, 2001, shown in the Amendments or any other reference in the Amendments to an Effective Date, the "Effective Date" of both Amendments is hereby acknowledged by all such parties to have occurred on June 20, 2001; (ii) the reference in Section 4.3(a) of the Amended and Restated Stock Pledge Agreement, as amended by the Second Amendment (the "Revised Pledge Agreement"), to "the date hereof" is deemed to read "June 20, 2001;" and (iii) the reference in Section 4.3(a) of the Revised Pledge Agreement to "$85,715,000" is amended to read $74,550,000." This Notice of Effective Date may be executed by the parties in counterparts.

BORROWER:                           AMERITRADE HOLDING CORPORATION


                                    By:  /s/ John R. MacDonald
                                         ---------------------
                                             Title: Chief Financial Officer
                                                    -----------------------

AGENT and LENDER:                   FIRST NATIONAL BANK OF OMAHA


                                    By:  /s/ James P. Bonham
                                         -------------------
                                             Title: Vice President
                                                    --------------

LENDERS:                            HARRIS TRUST AND SAVINGS BANK


                                    By:  /s/ Gary R. Shafer
                                         ------------------
                                             Title: Vice President
                                                    --------------


                                    FIRSTAR BANK, N.A.


                                    By:  /s/ Joseph L. Sooter, Jr.
                                         -------------------------
                                             Title: Vice President
                                                    --------------



                                    LASALLE BANK NATIONAL ASSOCIATION



                                    By:  /s/ Darren Lemkau
                                         -----------------
                                             Title: First Vice President
                                                    --------------------